                                                                    EXHIBIT 31.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

                       AS ADOPTED PURSUANT TO SECTION 302

                        OF THE SARBANES-OXLEY ACT OF 2002

I, Gregg Fryett, CEO and Director of EGPI Firecreek, Inc. certifies that:

1. I have reviewed this annual report on Form 10-KSB of EGPI Firecreek, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact  necessary to make the statements made, in light of the  circumstances  under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based  on my  knowledge,  the  financial  statements,  and  other  financial information included in this report, fairly present in all material respects the financial  condition,  results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The small business  issuer's other certifying  officers and I are responsible for establishing and maintaining  disclosure controls and procedures (as defined in Exchange Act Rules  13a-15(e) and 15d-15(e) for the small business issuer and have:

        a) Designed  such  disclosure  controls and  procedures,  or caused such disclosure controls and procedures to be designed under our supervision,

        to ensure  that  material  information  relating  to the small  business issuer, including its consolidated subsidiaries,  is made known to us by others within those  entities,  particularly  during the period in which this report is being prepared;

        b) Evaluated the effectiveness of the small business issuer's disclosure controls and  procedures  and  presented in this report our  conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation.

        c)  Disclosed in this report any change in the small  business  issuer's internal control over financial reporting that occurred during the small business  issuer's  most  recent  fiscal  quarter  (the  small  business issuer's fourth fiscal quarter in the case of an annual report) that has materially  affected,  or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting.

5. The small business  issuer's other certifying  officers and I have disclosed,

based  on  our  most  recent  evaluation  of  internal  control  over  financial reporting,  to the small business  issuer's  auditors and the audit committee of the small  business  issuer's  board of  directors  (or persons  performing  the equivalent functions):

        a) all significant deficiencies and material weaknesses in the design or operation  of  internal  control  over  financial  reporting  which  are reasonably  likely  to  adversely  affect  the small  business  issuer's ability to record, process,  summarize and report financial information;

        and

        b) any fraud, whether or not material, that involves management or other employees who have a  significant  role in the small  business  issuer's internal control over financial reporting.

/s/Gregg Fryett

---------------

Gregg Fryett

Chief Executive Officer

Date: April 12, 2005